Exhibit 10.5

Hartford Loan No. BHM0J4YP7

CARVEOUT INDEMNITY AGREEMENT

THIS CARVEOUT INDEMNITY AGREEMENT (this “Agreement”) is executed as of July 1, 2010, by GTJ REIT, INC., a Maryland corporation, having its principal place of business at 444 Merrick Road, Lynbrook, New York 11563 (“Carveout Indemnitor”), to and for the benefit of HARTFORD LIFE INSURANCE COMPANY, HARTFORD LIFE AND ACCIDENT INSURANCE COMPANY and HARTFORD LIFE AND ANNUITY INSURANCE COMPANY, each a Connecticut corporation, having an address c/o Hartford Investment Management Company, 55 Farmington Avenue, Hartford, Connecticut 06105 (collectively, “Lender”).

RECITALS:

WHEREAS, pursuant to that certain Fixed Rate Term Loan Agreement of even date herewith (the “Loan Agreement”), by and among Lender and 165-25 147th Avenue, LLC and 85-01 24th Avenue, LLC (collectively, “Borrower”), Lender has provided financing (the “Loan”) to Borrower as evidenced by certain Promissory Notes of even date herewith, executed by Borrower in the aggregate principal amount of $45,500,000 (collectively, the “Notes”); and

WHEREAS, the Loan is secured by a certain Consolidated, Amended and Restated Mortgage, Security Agreement and Fixture Filing of even date herewith, from Borrower for the benefit of Lender encumbering, among other things, certain real property located in the State of New York (the “Mortgage”), and is further evidenced, secured or governed by other instruments and documents executed in connection with the Loan; and

WHEREAS, Lender is not willing to make the Loan, or otherwise extend credit, to Borrower unless Carveout Indemnitor agrees to provide for the benefit of Lender the indemnification and guaranty contained herein; and

WHEREAS, Carveout Indemnitor is the owner of a direct or indirect interest in Borrower and will directly benefit from Lender’s making the Loan to Borrower.

NOW, THEREFORE, as an inducement to Lender to make the Loan to Borrower, and for other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, the parties do hereby agree as follows:

1.           Definitions.

(a)           All capitalized terms used and not defined herein shall have the respective meanings given to such terms in the Loan Agreement.

(b)           Unless otherwise noted, all “Section” references shall be to Sections of this Agreement.  All uses of the word “including” shall mean “including, without limitation” unless the context shall indicate otherwise.  Unless otherwise specified, the words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.  Unless otherwise specified, all meanings attributed to defined terms herein shall be equally applicable to both the singular and plural forms of the terms so defined.  All references to the Loan Documents shall mean such document as it is constituted as of the date hereof, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

2.           Indemnification.  Carveout Indemnitor (jointly and severally with Borrower pursuant to the Loan Agreement) hereby indemnifies, defends and holds harmless Lender from and against any and all liabilities, costs, losses (including any reduction in value of the Property or any other Collateral or the loss of Lender’s security interest therein), damages, expenses (including reasonable attorneys’ fees and disbursements, and court costs, if any), or claims suffered or incurred by Lender by reason of or in connection with any of the following:

(a)           Any fraud committed by any Borrower Party in connection with the Loan;

(b)           Any material misrepresentation contained in any of the Loan Documents or any report furnished pursuant to any of the Loan Documents by any Borrower Party;

(c)           The failure by Borrower to maintain insurance in accordance with Section 3.1 of the Loan Agreement;

(d)           The failure of any Borrower Party to apply Operating Revenues received by any Borrower Party to pay Debt Service, Impounds (if any and as applicable), Operating Expenses (including in fulfilling the obligations of Borrower as “landlord” under any Lease) and any reasonable and necessary capital expenditures or costs during the 12-month period immediately preceding the occurrence of the Event of Default triggering Lender’s exercise of remedies; provided, however, that neither Borrower nor Carveout Indemnitor shall have liability under this subparagraph (d) to the extent Operating Revenues generated during the 12-month period immediately preceding the occurrence of the Event of Default triggering Lender’s exercise of remedies were not sufficient to pay in full all such amounts and all Operating Revenues so received by any Borrower Party were applied to pay such amounts to the full extent of Operating Revenues so received;

(e)           The misappropriation of any Net Proceeds or condemnation awards by any Borrower Party to the extent any Net Proceeds or condemnation awards are payable to any Borrower Party pursuant to the NYC Leases;

(f)           The failure of any Borrower Party to (x) properly apply any and all security deposits held by any Borrower Party, (y) properly return same to Tenants when due, or (z) deliver security deposits to Lender, any receiver or any Person purchasing the Property or any part thereof at a foreclosure sale or upon the taking of possession of the Property or any part thereof by Lender, such receiver or such other Person, provided that neither Borrower nor Carveout Indemnitor will have the liability under this subparagraph (f) if the required activity under (z) above is limited or prohibited by applicable Legal Requirements;

(g)           The failure of Borrower to secure Lender’s consent (or deemed consent) in accordance with Section 5.2 of the Loan Agreement;

(h)           Intentional removal or destruction of property (without the concurrent replacement thereof with property of at least equivalent value and utility) constituting any material portion of the Collateral, or any other intentional and material waste of any portion of the Collateral, by any Borrower Party;

(i)           Any Borrower Party contesting or in any way interfering with, directly or indirectly, any foreclosure action, Uniform Commercial Code sale and/or deed in lieu of foreclosure transaction commenced by Lender or with any other enforcement of Lender’s rights, power or remedies under any of the Loan Documents (whether by making any motion, bringing any counterclaim (other than mandatory or compulsory counterclaims), claiming any defense, seeking any injunction or other restraint, commencing any action or otherwise) in connection with Lender’s rights arising from an Event of Default; provided, however, that if any Borrower Party raises a defense or commences any action (other than the occurrence of any of the events described in subparagraphs (j) and (k) below) and establishes before a court of competent jurisdiction that said defense or action is based on a valid, meritorious claim that Lender’s collection efforts or exercise of a right or remedy should not be enforced, then neither Borrower nor Carveout Indemnitor will have liability under this subparagraph (i);

(j)           Borrower or Carveout Indemnitor (1) filing a voluntary petition under the Bankruptcy Code or any other Federal or state bankruptcy or insolvency law, or (2) making an assignment for the benefit of creditors; or

(k)           Any Borrower Party (1) filing, or joining in the filing of, an involuntary petition against Borrower or Carveout Indemnitor under the Bankruptcy Code or any other Federal or state bankruptcy or insolvency law, or (2) soliciting or causing to be solicited petitioning creditors for any involuntary petition against Borrower or Carveout Indemnitor, or (3) filing an answer consenting to or otherwise acquiescing in or joining in any involuntary petition filed against Borrower or Carveout Indemnitor by any other Person under the Bankruptcy Code or any other Federal or state bankruptcy or insolvency law, or (4) voting adversely to Lender’s interest in any proceeding under the Bankruptcy Code or any other state or Federal bankruptcy or insolvency law which involves Borrower, Carveout Indemnitor or any portion of the Collateral, or (5) consenting to or acquiescing or joining in an application for the appointment of a custodian, receiver, trustee or examiner for Borrower or Carveout Indemnitor or any portion of the Collateral (unless such action is at the written request of Lender).

Notwithstanding the foregoing, if Borrower and any other necessary Borrower Parties consent, pursuant to a stipulation in form reasonably required by Lender (to be executed by Borrower and any other necessary Borrower Parties and delivered to Lender within five (5) Business Days following Lender’s request), to the appointment of a receiver for the Property (the identity of such receiver to be designated by Lender and approved by Borrower, such approval not to be unreasonably withheld), and neither Borrower nor any other Borrower Party seeks or participates in the removal of said receiver (absent a material violation by said receiver of the order appointing the receiver, in which case a substitute receiver designated by Lender and approved by Borrower, such approval not to be unreasonably withheld, will be appointed) then neither Borrower nor Carveout Indemnitor shall have liability under this Section 2 solely as a result of any reduction in value of the Property or any other Collateral during the period that Lender is pursuing its rights and remedies as a result of an Event of Default.

3.           Guaranty.

(a)           Carveout Indemnitor hereby irrevocably and unconditionally guarantees to Lender and its successors and assigns the prompt and full payment and performance of the Obligations, as and when the same shall be due and payable (whether by lapse of time, by acceleration of maturity or otherwise), in the event any prohibited Transfer occurs in violation of Section 7.1 of the Loan Agreement (including the voluntary placement of a Lien on all or any portion of the Collateral in violation of the Loan Documents).

(b)           This Agreement is an irrevocable, absolute, continuing guaranty of payment and performance and not a guaranty of collection.  This Agreement may not be revoked by Carveout Indemnitor and shall continue to be effective with respect to any obligations of Carveout Indemnitor arising or created after any attempted revocation by Carveout Indemnitor and after (if Carveout Indemnitor is a natural person) Carveout Indemnitor’s death (in which event this Agreement shall be binding upon Carveout Indemnitor’s estate and Carveout Indemnitor’s legal representatives and heirs).  Carveout Indemnitor hereby irrevocably and unconditionally covenants and agrees that, to the extent that Carveout Indemnitor has any liability or obligations under this Section 3, Carveout Indemnitor is liable for the Obligations as a primary obligor.

4.           Obligations Not Reduced by Offset. The liabilities and obligations of Carveout Indemnitor to Lender hereunder shall not be reduced, discharged or released because or by reason of any existing or future offset, claim or defense of Carveout Indemnitor, or any other party, against Lender or against payment of such liabilities or obligations, whether such offset, claim or defense arises in connection with the Obligations (or the transactions creating the Obligations) or otherwise.

5.           No Duty To Pursue Others. It shall not be necessary for Lender (and Carveout Indemnitor hereby waives any rights which Carveout Indemnitor may have to require Lender), in order to enforce the obligations of Carveout Indemnitor hereunder, first to (i) institute suit or exhaust its remedies against Borrower or others liable on the Loan or the Obligations or any other person, (ii) enforce Lender’s rights or exhaust any remedies available to Lender against any portion of the Property, (iii) enforce Lender’s rights against any other guarantors, (iv) join Borrower or any other person liable on the Obligations in any action seeking to enforce this Agreement, or (v) resort to any other means of obtaining payment of the Obligations. Lender shall not be required to mitigate damages or take any other action to reduce, collect or enforce the Obligations.

6.           Waivers.  Carveout Indemnitor acknowledges that it has received and reviewed a copy of all Loan Documents, and hereby waives notice of (i) any loans or advances made by Lender to Borrower, (ii) acceptance of this Agreement, (iii) any amendment or extension of the Loan Agreement, the Notes, the Mortgage or of any other Loan Documents, (iv) the execution and delivery by Borrower and Lender of any other loan or credit agreement or of Borrower’s execution and delivery of any promissory notes or other documents arising under the Loan Documents or in connection with the Property, (v) the occurrence of any Event of Default under the Loan Documents, (vi) Lender’s transfer or disposition of the Obligations, or any part thereof, (vii) sale or foreclosure (or posting or advertising for sale or foreclosure) of any Property, (viii)

protest, proof of non-payment or default by Borrower, (ix) any other action at any time taken or omitted by Lender, and (x) generally, all demands and notices of every kind in connection with this Agreement, the Loan Documents, any documents or agreements evidencing, securing or relating to any of the Obligations.

7.           Payment of Expenses.  In the event that Carveout Indemnitor should breach or fail to timely perform any of the provisions of this Agreement, Carveout Indemnitor shall, within the Demand Period, pay Lender all reasonable costs and expenses (including court costs and reasonable attorneys’ fees) incurred by Lender in the enforcement hereof or the preservation of Lender’s rights hereunder.  The covenant contained in this Section 7 shall survive the payment and performance of any liabilities or obligations herewith.

8.           Effect of Bankruptcy.  In the event that, pursuant to any insolvency, bankruptcy, reorganization, receivership or other debtor relief law, or any judgment, order or decision thereunder, Lender must rescind or restore any payment, or any part thereof, received by Lender in full or partial satisfaction of the Obligations, any prior release or discharge from the terms of this Agreement given to Carveout Indemnitor by Lender shall be without effect, and this Agreement shall remain in full force and effect.  It is the intention of Carveout Indemnitor that Carveout Indemnitor’s obligations hereunder shall not be discharged except by Carveout Indemnitor’s full and final payment and performance of such obligations and then only to the extent of such full and final payment and performance.

9.           Borrower Party (Parties).  The term “Borrower” as used herein shall include any new or successor corporation, association, partnership (general or limited), limited liability company, joint venture, trust or other organization formed as a result of any merger, reorganization, sale, transfer, devise, gift or bequest of Borrower or any interest in Carveout Indemnitor permitted by the terms of the Loan Documents.

10.           No Reduction in Carveout Indemnitor’s Obligations.  Carveout Indemnitor hereby consents and agrees to each of the following, and agrees that Carveout Indemnitor’s liabilities and obligations under this Agreement shall not be released, diminished, impaired, reduced or adversely affected by any of the following, and Carveout Indemnitor waives any common law, equitable, statutory or other rights (including rights to notice) which Carveout Indemnitor might otherwise have as a result of or in connection with any of the following:

(a)           any renewal, extension, increase, modification, alteration or rearrangement of all or any part of the Obligations, the Loan Agreement, the Notes, the Mortgage, the other Loan Documents, or any other document, instrument, contract or understanding between Borrower and Lender, or any other person, pertaining to the Obligations, or any failure of Lender to notify Carveout Indemnitor of any such action;

(b)           any adjustment, indulgence, forbearance or compromise that might be granted or given by Lender to Borrower, Carveout Indemnitor or any other Person at any time liable for the payment of all or any portion of the Obligations;

(c)           the insolvency, bankruptcy, arrangement, adjustment, composition, liquidation, disability, dissolution or lack of power of Borrower, Carveout Indemnitor or any other Person at any time liable for the payment of all or part of the Obligations;

(d)           any dissolution of Borrower, or any other Person at any time liable for the payment of all or any portion of the Obligations;

(e)           any sale, lease or transfer of any or all of the assets of Borrower or Carveout Indemnitor, or any changes in the shareholders, partners or members of Borrower or Carveout Indemnitor, or any reorganization of Borrower or Carveout Indemnitor;

(f)           the invalidity, illegality or unenforceability of all or any part of the Obligations, or any document or agreement executed in connection with or evidencing the Obligations, including any Loan Document, for any reason whatsoever, including the fact that (i) the Obligations, or any part thereof, exceeds the amount permitted by law, (ii) the act of creating the Obligations or any part thereof is ultra vires, (iii) the officers or representatives executing the Loan Agreement, the Notes, the Mortgage or the other Loan Documents or otherwise creating the Obligations acted in excess of their authority, (iv) the Obligations violate applicable usury laws, (v) Borrower has valid defenses, claims or offsets (whether at law, in equity or by agreement) which render the Obligations wholly or partially uncollectible from Borrower, (vi) the creation, performance or repayment of the Obligations (or the execution, delivery and performance of any document or instrument representing part of the Obligations or executed in connection with the Obligations, or given to secure the repayment of the Obligations) is illegal, uncollectible or unenforceable, or (vii) the Loan Agreement, the Notes, the Mortgage or any of the other Loan Documents have been forged or otherwise are irregular or not genuine or authentic, it being agreed that Carveout Indemnitor shall remain liable hereon regardless of whether Carveout Indemnitor or any other Person is found not liable on the Obligations or any part thereof for any reason;

(g)           any full or partial release of the liability of Borrower with respect to the Obligations, or any part thereof, or of any co-guarantors, or any other person or entity now or hereafter liable, whether directly or indirectly, jointly, severally, or jointly and severally, to pay, perform, guarantee or assure the payment of the Obligations, or any part thereof, it being recognized, acknowledged and agreed by Carveout Indemnitor that Carveout Indemnitor may be required to pay the Obligations in full without assistance or support of any other party, and Carveout Indemnitor has not been induced to enter into this Agreement on the basis of a contemplation, belief, understanding or agreement that other persons will be liable to pay or perform the Obligations, or that Lender will look to each and every Carveout Indemnitor or any individual Carveout Indemnitor to pay or perform the Obligations;

(h)           the taking or accepting of any other security, collateral or guaranty, or other assurance of payment, for all or any part of the Obligations;

(i)           any release, surrender, exchange, subordination, deterioration, waste, loss or impairment (including negligent, willful, unreasonable or unjustifiable impairment) of the Property at any time existing in connection with, or assuring or securing payment of, all or any part of the Obligations;

(j)           the alleged failure of Lender or any other party to exercise diligence or reasonable care in the preservation, protection, enforcement, sale or other handling or treatment of all or any part of the Property, including any neglect, delay, omission, failure or refusal of Lender (i) to take or prosecute any action for the collection of any of the Obligations, or (ii) to foreclose, or initiate any action to foreclose, or, once commenced, prosecute to completion any action to foreclose upon any security therefor, or (iii) to take or prosecute any action in connection with any instrument or agreement evidencing or securing all or any part of the Obligations, except arising from the gross negligence or willful misconduct of Lender or its agents, representatives or contractors;

(k)           the fact that any security, security interest or lien contemplated or intended to be given, created or granted as security for the repayment of the Obligations, or any part thereof, shall not be properly perfected or created, or shall prove to be unenforceable or subordinate to any other security interest or lien, it being recognized and agreed by Carveout Indemnitor that Carveout Indemnitor is not entering into this Agreement in reliance on, or in contemplation of the benefits of, the validity, enforceability, collectibility or value of any of the collateral for the Obligations;

(l)           any existing or future right of offset, claim or defense of Borrower against Lender, or any other person, or against payment of the Obligations, whether such right of offset, claim or defense arises in connection with the Obligations (or the transactions creating the Obligations) or otherwise;

(m)           the reorganization, merger or consolidation of Borrower into or with any other corporation or entity;

(n)           any payment by Borrower to Lender is held to constitute a preference under bankruptcy laws, or for any reason Lender is required to refund such payment or pay such amount to Borrower or someone else; and/or

(o)           any other action taken or omitted to be taken with respect to the Loan Documents, the Obligations, or the Property, whether or not such action or omission prejudices Carveout Indemnitor or increases the likelihood that Carveout Indemnitor will be required to pay the Obligations pursuant to the terms hereof, it being the unambiguous and unequivocal intention of Carveout Indemnitor that Carveout Indemnitor shall be obligated to pay the Obligations when due, notwithstanding any occurrence, circumstance, event, action, or omission whatsoever, whether contemplated or unanticipated, and whether or not otherwise or particularly described herein, which obligation shall be deemed satisfied only upon the full and final payment and satisfaction of the Obligations.

11.           Representation, Warranties and Covenants of Carveout Indemnitor.  To induce Lender to enter into the Loan Documents and extend credit to Borrower, Carveout Indemnitor represents and warrants to Lender and covenants as follows:

(a)           Carveout Indemnitor is an affiliate of Borrower, is the owner of a direct or indirect interest in Borrower, and has received, or will receive, direct or indirect benefit from the making of this Agreement with respect to the Obligations;

(b)           Carveout Indemnitor is familiar with, and has independently reviewed books and records regarding the financial condition of Borrower and is familiar with the value of any and all Property intended to be serve as security for the payment of the Notes or Obligations; however, Carveout Indemnitor is not relying on such financial condition or the Property as an inducement to enter into this Agreement;

(c)           Neither Lender nor any other Person has made any representation, warranty or statement to Carveout Indemnitor in order to induce Carveout Indemnitor to execute this Agreement;

(d)           As of the date hereof, and after giving effect to this Agreement and the contingent obligation evidenced hereby, Carveout Indemnitor is, and will be, solvent, and has and will have assets which, fairly valued, exceed its obligations, liabilities (including contingent liabilities) and debts, and has and will have property and assets sufficient to satisfy and repay its obligations and liabilities;

(e)           The execution, delivery and performance by Carveout Indemnitor of this Agreement and the consummation of the transactions contemplated hereunder do not, and will not, contravene or conflict with any law, statute or regulation whatsoever to which Carveout Indemnitor is subject or constitute a default (or an event which with notice or lapse of time or both would constitute a default) under, or result in the breach of, any indenture, mortgage, deed of trust, charge, lien, or any contract, agreement or other instrument to which Carveout Indemnitor is a party or which may be applicable to Carveout Indemnitor.  This Agreement and any other Loan Documents to which Carveout Indemnitor is a party are legal and binding obligations of Carveout Indemnitor and is enforceable in accordance with its terms, except as limited by bankruptcy, insolvency or other laws of general application relating to the enforcement of creditors’ rights and subject to general principles of equity.

(f)           All representations and warranties made by Carveout Indemnitor herein shall survive the execution hereof.

(g)           Any financial statements delivered by Carveout Indemnitor to Lender as described in Section 6.3 of the Loan Agreement are true, complete and correct in all material respects, with no material change since the date thereof.  Except as disclosed in such financial statements, there is (a) no material liability (fixed or contingent) affecting Carveout Indemnitor and (b) no litigation, administrative proceeding, investigation or other legal action (including any proceeding under any state or federal bankruptcy or insolvency law) pending or, to the knowledge of Carveout Indemnitor, threatened, against Carveout Indemnitor.  Carveout Indemnitor is not contemplating either the filing of a petition by it under state or federal bankruptcy or insolvency laws or the liquidation of all or a major portion of its assets or property, and Carveout Indemnitor has no knowledge of any Person contemplating the filing of any such petition against it.

(h)           Carveout Indemnitor is not a party to any agreement or instrument or subject to any court order, injunction, permit, or restriction which might adversely affect the business, operations, or condition (financial or otherwise) of Carveout Indemnitor.  Carveout Indemnitor is not in violation of any agreement which violation would have an adverse effect on Carveout Indemnitor’s business, properties, or assets, operations or condition, financial or otherwise.

(i)           Carveout Indemnitor has all requisite licenses, permits, franchises, qualifications, certificates of occupancy or other governmental authorizations to carry on its business.

(j)           Carveout Indemnitor has filed (or has obtained effective extensions for filing) all federal, state and local tax returns required to be filed and have paid or made adequate provision for the payment of all federal, state and local taxes, charges and assessments payable by Carveout Indemnitor.

(k)           No statement of fact made by or on behalf of Carveout Indemnitor in any Loan Document to which it is a party contains any untrue statement of a material fact or omits to state any material fact necessary to make statements contained herein or therein not misleading.  To the best of its knowledge, there is no fact presently known to Carveout Indemnitor which has not been disclosed to Lender that materially adversely affects, or as far as Carveout Indemnitor can reasonably predict, might materially adversely affect, the business, operations or condition (financial or otherwise) of Carveout Indemnitor or the value of the Property.

12.           Subordination of all Carveout Indemnitor Claims.  As used herein, the term “Carveout Indemnitor Claims” shall mean all debts and liabilities of Borrower to Carveout Indemnitor, whether such debts and liabilities now exist or are hereafter incurred or arise, or whether the obligations of Borrower therein be direct, contingent, primary, secondary, several, joint and several, or otherwise, and irrespective of whether such debts or liabilities be evidenced by note, contract, open account, or otherwise, and irrespective of the person in whose favor such debts or liabilities may, at their inception, have been, or may hereafter be created, or the manner in which they have been or may hereafter be acquired by Carveout Indemnitor.  Carveout Indemnitor Claims shall include without limitation all rights and claims of Carveout Indemnitor against Borrower (arising as a result of subrogation or otherwise) as a result of Carveout Indemnitor’s payment of all or a portion of the Obligations. Upon the occurrence of a Potential Default or an Event of Default, Carveout Indemnitor shall not receive or collect, directly or indirectly, from Borrower or any other party any amount of Carveout Indemnitor Claims.

13.           Claims in Bankruptcy.  In the event of receivership, bankruptcy, reorganization, arrangement, debtor’s relief, or other insolvency proceedings involving Borrower as debtor, Lender shall have the right to prove its claim in any such proceeding so as to establish its rights hereunder and receive directly from the receiver, trustee or other court custodian dividends and payments which would otherwise be payable upon Carveout Indemnitor Claims.  Carveout Indemnitor hereby assigns such dividends and payments to Lender.  Should Lender receive, for application upon the Obligations, any such dividend or payment which is otherwise payable to Carveout Indemnitor, and which, as between Borrower and Carveout Indemnitor, shall constitute a credit upon Carveout Indemnitor Claims, then upon payment to Lender in full of the Obligations, Carveout Indemnitor shall become subrogated to the rights of Lender to the extent that such payments to Lender on Carveout Indemnitor Claims have contributed toward the liquidation of the Obligations, and such subrogation shall be with respect to that amount of the Obligations which would have been unpaid if Lender had not received dividends or payments upon Carveout Indemnitor Claims.

14.           Payments Held in Trust.  In the event that, notwithstanding anything to the contrary in this Agreement, Carveout Indemnitor should receive any funds, payment, claim or distribution which are prohibited by this Agreement, Carveout Indemnitor agrees to hold in trust for Lender an amount equal to the amount of all funds, payments, claims or distributions so received, and agrees that it shall have absolutely no dominion over the amount of such funds, payments, claims or distributions so received except to pay them promptly to Lender, and Carveout Indemnitor covenants promptly to pay the same to Lender.

15.           Liens Subordinate.  Carveout Indemnitor agrees that any liens, security interests, judgment liens, charges or other encumbrances upon Borrower’s assets securing payment of Carveout Indemnitor Claims shall be and remain inferior and subordinate to any liens, security interests, judgment liens, charges or other encumbrances upon Borrower’s assets securing payment of the Obligations, regardless of whether such encumbrances in favor of Carveout Indemnitor or Lender presently exist or are hereafter created or attach.  Without the prior written consent of Lender (which may be granted or withheld in Lender’s sole discretion), Carveout Indemnitor shall not (i) exercise or enforce any creditor’s right it may have against Borrower, or (ii) foreclose, repossess, sequester or otherwise take steps or institute any action or proceedings (judicial or otherwise, including the commencement of, or joinder in, any liquidation, bankruptcy, rearrangement, debtor’s relief or insolvency proceeding) to enforce any liens, mortgages, deeds of trust, security interests, collateral rights, judgments or other encumbrances on assets of Borrower held by Carveout Indemnitor.

16.           Miscellaneous.

(a)           Waiver.  No failure to exercise, and no delay in exercising, on the part of Lender, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right.  The rights of Lender hereunder shall be in addition to all other rights provided by law or in equity.  No modification or waiver of any provision of this Agreement, nor any consent to depart therefrom, shall be effective unless in writing and no such consent or waiver shall extend beyond the particular case and purpose involved.  No notice or demand given in any case shall constitute a waiver of the right to take other action in the same, similar or other instances without such notice or demand.

(b)           Notices.  Any notice, demand, statement, request or consent made hereunder shall be given and deemed received in accordance with the terms of Section 11.1 of the Loan Agreement.

(c)           Governing Law.  This Agreement shall be governed in accordance with the State of New York and the applicable law of the United States of America.

(d)           Invalid Provisions.  If any provision of this Agreement is held to be illegal, invalid, or unenforceable under present or future laws effective during the term of this Agreement, such provision shall be fully severable and this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of this Agreement, and the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance from this Agreement, unless such continued effectiveness of this Agreement, as modified, would be contrary to the basic understandings and intentions of the parties as expressed herein.

(e)           Amendments.  This Agreement may be amended only by an instrument in writing executed by the party or an authorized representative of the party against whom such amendment is sought to be enforced.

(f)           Parties Bound; Assignment; Joint and Several.  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, assigns and legal representatives; provided, however, that Carveout Indemnitor may not, without the prior written consent of Lender (which consent may be granted or withheld in Lender’s sole discretion), assign any of its rights, powers, duties or obligations hereunder.  If Carveout Indemnitor consists of more than one person or party, the obligations and liabilities of each such person or party shall be joint and several.

(g)           Headings.  Section headings are for convenience of reference only and shall in no way affect the interpretation of this Agreement.

(h)           Recitals.  The recital and introductory paragraphs hereof are a part hereof, form a basis for this Agreement and shall be considered prima facie evidence of the facts and documents referred to therein.

(i)           Counterparts.  To facilitate execution, this Agreement may be executed in as many counterparts as may be convenient or required.  It shall not be necessary that the signature of, or on behalf of, each party, or that the signature of all persons required to bind any party, appear on each counterpart.  All counterparts shall collectively constitute a single instrument.  It shall not be necessary in making proof of this Agreement to produce or account for more than a single counterpart containing the respective signatures of, or on behalf of, each of the parties hereto.

(j)           Rights and Remedies.  If Carveout Indemnitor becomes liable for any indebtedness owing by Borrower to Lender, by endorsement or otherwise, other than under this Agreement, such liability shall not be in any manner impaired or affected hereby and the rights of Lender hereunder shall be cumulative of any and all other rights that Lender may ever have against Carveout Indemnitor.  The exercise by Lender of any right or remedy hereunder or under any other instrument, or at law or in equity, shall not preclude the concurrent or subsequent exercise of any other right or remedy.  All rights and remedies of Lender under this Agreement are cumulative with, and in addition to, any rights and remedies of Lender under any other guaranty or with respect to any other guarantor or obligor under any other document or instrument.

(k)           Entirety.  THIS AGREEMENT EMBODIES THE FINAL AND ENTIRE AGREEMENT OF CARVEOUT INDEMNITOR AND LENDER WITH RESPECT TO CARVEOUT INDEMNITOR’S INDEMNIFICATION AND GUARANTY WITH RESPECT TO THE OBLIGATIONS AND SUPERSEDES ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS, AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THE SUBJECT MATTER HEREOF.  THIS AGREEMENT IS INTENDED BY CARVEOUT INDEMNITOR AND LENDER AS A FINAL AND COMPLETE EXPRESSION OF THE TERMS OF THE INDEMNIFICATION AND GUARANTY, AND NO COURSE OF DEALING BETWEEN CARVEOUT INDEMNITOR AND LENDER, NO COURSE OF PERFORMANCE, NO TRADE PRACTICES, AND NO EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OR OTHER EXTRINSIC EVIDENCE OF ANY NATURE SHALL BE USED TO CONTRADICT, VARY, SUPPLEMENT OR MODIFY ANY TERM OF THIS AGREEMENT.  THERE ARE NO ORAL AGREEMENTS BETWEEN CARVEOUT INDEMNITOR AND LENDER.

(l)           Waiver of Right To Trial By Jury/Submission to Jurisdiction.  CARVEOUT INDEMNITOR AND LENDER HEREBY AGREE NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND WAIVE ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THIS AGREEMENT, THE LOAN AGREEMENT, THE NOTES, THE MORTGAGE, OR THE OTHER LOAN DOCUMENTS, OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH.  THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY CARVEOUT INDEMNITOR AND LENDER, AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE.  LENDER IS HEREBY AUTHORIZED TO FILE A COPY OF THIS PARAGRAPH IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER BY CARVEOUT INDEMNITOR AND LENDER.  CARVEOUT INDEMNITOR AND LENDER HEREBY IRREVOCABLY SUBMIT TO THE JURISDICTION OF ANY FEDERAL OR STATE COURT IN THE STATE OF NEW YORK, COUNTY OF QUEENS, IN ANY ACTION, SUIT OR PROCEEDING BROUGHT AGAINST IT AND RELATED TO OR IN CONNECTION WITH THIS AGREEMENT AND TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE PARTIES HERETO HEREBY WAIVE AND AGREE NOT TO ASSERT BY WAY OF MOTION, AS A DEFENSE OR OTHERWISE, IN ANY SUCH SUIT, ACTION OR PROCEEDING ANY CLAIM THAT IT IS NOT SUBJECT TO THE JURISDICTION OF SUCH FEDERAL OR STATE COURTS, THAT THE SUIT, ACTION OR PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM, THAT THE VENUE OF THE SUIT, ACTION OR PROCEEDING IS IMPROPER, OR THAT THIS AGREEMENT OR ANY OTHER SECURITY DOCUMENT OR ANY OTHER DOCUMENT OR INSTRUMENT REFERRED TO HEREIN OR THEREIN OR THE SUBJECT MATTER HEREOF OR THEREOF MAY NOT BE LITIGATED IN OR BY SUCH FEDERAL OR STATE COURTS.

(m)           WAIVER OF PUNITIVE OR CONSEQUENTIAL DAMAGES.  NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED HEREIN, NEITHER LENDER NOR CARVEOUT INDEMNITOR SHALL BE RESPONSIBLE OR LIABLE TO THE OTHER OR TO ANY OTHER PERSON FOR ANY PUNITIVE, EXEMPLARY OR CONSEQUENTIAL DAMAGES THAT MAY BE ALLEGED AS A RESULT OF THIS AGREEMENT OR THE TRANSACTION CONTEMPLATED BY THE LOAN AGREEMENT, INCLUDING ANY BREACH OR OTHER DEFAULT BY ANY PARTY HERETO.

(n)           Limitation of Liability.  It is understood and agreed that no party other than Carveout Indemnitor shall have any liability or obligation to Lender under this Agreement.  No such obligation or liability shall be personally binding upon, nor shall resort for the enforcement thereof be had to, the property of any of Carveout Indemnitor’s directors, officers, employees, or shareholders.

[Remainder of this page intentionally left blank; Signature page to follow]

IN WITNESS WHEREOF, this Agreement has been executed by Carveout Indemnitor and is effective as of the day and year first above written.

GTJ REIT, INC.,
a Maryland corporation

By:
Name: Jerome Cooper
Title: President

STATE OF______________                        )
)      ss:
COUNTY _______________                       )

On this the ____ day of ______________, 2010, before me _________________________, the undersigned officer, personally appeared Jerome Cooper who acknowledged himself to be the President of GTJ REIT, Inc., a corporation and that he as such __________________, being authorized so to do, executed the foregoing instrument for the purposes therein contained, by signing the name of the corporation by himself as such _________________ and as his and its free act and deed.

IN WITNESS WHEREOF, I hereunto set my hand.

Notary Public
My Commission Expires:

[Signature and Acknowledgment Page to Carveout Indemnity Agreement]